Exhibit 99.1

SOLO BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Disposition of TerraFlame business

The information regarding the Transaction set forth in Item 2.01 of the Company’s Current Report on Form 8-K (the “Form 8-K”) of which this Exhibit 99.1 is a part is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Form 8-K.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 2025 and the year ended December 31, 2024 are presented as if the Transaction had occurred on January 1, 2024. The following unaudited pro forma consolidated balance sheet as of March 31, 2025 is presented as if the Transaction had occurred on March 31, 2025. The Company determined the disposition of the TerraFlame business does not represent a strategic shift, and accordingly, the Company has not accounted for the disposition as a discontinued operation in accordance with ASC 205, Discontinued Operations.

The unaudited pro forma consolidated financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles and are presented based on assumptions, adjustments, and currently available information described in the accompanying notes. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Transaction occurred on the dates indicated, or to project the Company’s financial performance for any future period. Pro forma adjustments have been made for events that are directly attributable to the disposition and factually supportable.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

•Transaction accounting adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.
•Autonomous entity adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments.

The transaction accounting adjustments reflected in the unaudited pro forma condensed consolidated financial statements include:

•The settlement of the contingent consideration owed by the Seller to the Buyers in connection with the Seller’s acquisition of TerraFlame in May 2023.
•The payment of consideration by the Seller to the Buyers for the termination of the Buyers’ employment and consultancy agreements.
•The payment owed by the Buyers to the Seller for the purchase of the equity interests in the subsidiaries operating the TerraFlame business.
•The pro forma effect of the Supply Agreement.

The Company has not presented a pro forma adjustment to Net Sales because giving pro forma effect to the Supply Agreement, the Company would have generated the same net sales as it reported in its historical consolidated financial statements had the Transaction been consummated on January 1, 2024.

There are no autonomous entity adjustments included in the pro forma financial information. Additionally, the unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the disposition reported herein.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the following:(i) the accompanying notes to the unaudited pro forma consolidated financial statements; (ii) the Company’s audited consolidated financial statements for the year ended December 31, 2024 and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2025; and (iii) the Company’s unaudited consolidated financial statements as of and for the three month period ended March 31, 2025 and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2025.

SOLO BRANDS, INC.
Unaudited Pro Forma Consolidated Balance Sheets
As of March 31, 2025

(In thousands, except par value and per unit data)	As Reported	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$206,394	$(2,500)	A	$203,894
Accounts receivable, net	52,862	—		52,862
Inventory	103,068	—		103,068
Prepaid expenses and other current assets	10,286	—		10,286
Total current assets	372,610	(2,500)		370,110
Non-current assets
Property and equipment, net	23,111	(5,118)	B	17,993
Intangible assets, net	185,430	—		185,430
Goodwill	73,119	—		73,119
Operating lease right-of-use assets	24,679	—		24,679
Other non-current assets	13,450	—		13,450
Total non-current assets	319,789	(5,118)		314,671
Total assets	$692,399	$(7,618)		$684,781

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$23,029	$—		$23,029
Accrued expenses and other current liabilities	34,509	(3,505)	C	31,004
Deferred revenue	1,543	—		1,543
Current debt, net	427,890	—		427,890
Total current liabilities	486,971	(3,505)		483,466
Non-current liabilities
Long-term debt, net	—	—		—
Deferred tax liability	5,440	—		5,440
Operating lease liabilities	20,048	—		20,048
Other non-current liabilities	5,319	(3,657)	C	1,662
Total non-current liabilities	30,807	(3,657)		27,150

Commitments and contingencies

Shareholders’ equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized; 59,186,521 shares issued and outstanding as of March 31, 2025; 58,800,001 issued and outstanding as of December 31, 2024	60	—		60
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 33,091,989 shares issued and outstanding as of March 31, 2025 and December 31, 2024	33	—		33
Additional paid-in capital	363,960	—		363,960
Retained earnings (accumulated deficit)	(241,007)	(346)	D	(241,353)
Accumulated other comprehensive income (loss)	(434)	—		(434)
Treasury stock	(946)	—		(946)
Equity attributable to the controlling interest	121,666	(346)		121,320
Equity attributable to non-controlling interests	52,955	(110)	I	52,845
Total equity	174,621	(456)		174,165
Total liabilities and equity	$692,399	$(7,618)		$684,781
See notes to unaudited pro forma consolidated financial statements

SOLO BRANDS, INC.
Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Three Months Ended March 31, 2025

(In thousands, except per unit data)	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Net sales	$77,252	$—		$77,252
Cost of goods sold	34,647	220	E	34,867
Gross profit	42,605	(220)		42,385
Operating expenses
Selling, general & administrative expenses	38,990	(469)	F	38,521
Restructuring, contract termination and impairment charges	5,839	—		5,839
Depreciation and amortization expenses	6,889	(56)	F	6,833
Other operating expenses	1,530	(14)	F	1,516
Total operating expenses	53,248	(539)		52,709
Income (loss) from operations	(10,643)	319		(10,324)
Non-operating (income) expense
Interest expense, net	5,570	(1)	G	5,569
Other non-operating (income) expense	(580)	—		(580)
Total non-operating (income) expense	4,990	(1)		4,989
Income (loss) before income taxes	(15,633)	320		(15,313)
Income tax expense (benefit)	2,944	—	H	2,944
Net income (loss)	(18,577)	320		(18,257)
Less: net income (loss) attributable to noncontrolling interests	(6,385)	110	I	(6,275)
Net income (loss) attributable to Solo Brands, Inc.	$(12,192)	$210		$(11,982)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$—	$—		$—
Comprehensive income (loss)	(18,577)	320		(18,257)
Less: other comprehensive income (loss) attributable to noncontrolling interests	—	—		—
Less: net income (loss) attributable to noncontrolling interests	(6,385)	110		(6,275)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(12,192)	$210		$(11,982)

Net income (loss) per Class A common stock
Basic and diluted	$(0.21)	$—		$(0.20)

Weighted-average Class A common stock outstanding
Basic and diluted	58,986	58,986		58,986
See notes to unaudited pro forma consolidated financial statements

SOLO BRANDS, INC.
Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Year Ended December 31, 2024

(In thousands, except per unit data)	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Net sales	$454,550	$—		$454,550
Cost of goods sold	194,286	867	E	195,153
Gross profit	260,264	(867)		259,397
Operating expenses
Selling, general & administrative expenses	262,172	(1,831)	F	260,341
Restructuring, contract termination and impairment charges	136,099	—		136,099
Depreciation and amortization expenses	25,702	(249)	F	25,453
Other operating expenses	10,909	(61)	F	10,848
Total operating expenses	434,882	(2,141)		432,741
Income (loss) from operations	(174,618)	1,274		(173,344)
Non-operating (income) expense
Interest expense, net	14,004	(5)	G	13,999
Other non-operating (income) expense	528	—		528
Total non-operating (income) expense	14,532	(5)		14,527
Income (loss) before income taxes	(189,150)	1,279		(187,871)
Income tax expense (benefit)	(8,958)	—	H	(8,958)
Net income (loss)	(180,192)	1,279		(178,913)
Less: net income (loss) attributable to noncontrolling interests	(66,836)	474	I	(66,362)
Net income (loss) attributable to Solo Brands, Inc.	$(113,356)	$805		$(112,551)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$(204)	$—		$(204)
Comprehensive income (loss)	(180,396)	1,279		(179,117)
Less: other comprehensive income (loss) attributable to noncontrolling interests	(66)	—		(66)
Less: net income (loss) attributable to noncontrolling interests	(66,836)	474		(66,362)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(113,494)	$805		$(112,689)

Net income (loss) per Class A common stock
Basic and diluted	$(1.94)	$0.01		$(1.93)

Weighted-average Class A common stock outstanding
Basic and diluted	58,388	58,388		58,388
See notes to unaudited pro forma consolidated financial statements

SOLO BRANDS, INC.
Notes to Unaudited Pro Forma Consolidated Financial Statements
The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:
A - Adjustment reflects the reduction in Cash and cash equivalents, as a result of the net payment made by the Seller to the Buyers in the Transaction.
B - Adjustment reflects the reduction in Property and equipment, net, as a result of the transfer of the assets related to the TerraFlame business to the Buyers.
C - Adjustment reflects the reduction in Accrued expenses and other current liabilities and Other non-current liabilities, as a result of the cancellation of the contingent liability owed to the Buyers in connection with the Seller’s acquisition of TerraFlame in May 2023.
D - Adjustment reflects the reduction in Retained earnings, as a result of the loss arising from the Transaction.
E - Adjustment reflects the increase in Cost of goods sold, as the result of the operation of the Supplier Agreement in lieu of owned manufacturing.
F - Adjustment reflects the reduction of operating expenses which were specific to TerraFlame for the periods presented.
G - Adjustment reflects the reduction of non-operating expenses which were specific to TerraFlame for the periods presented.
H - No income tax adjustment has been made to the unaudited pro forma condensed consolidated statement of operations as the tax benefit for the expected tax loss on disposition would not be realized based on the Company’s existing U.S. valuation allowance position.
I - Adjustment reflects the increase (decrease) in the noncontrolling interest proportionate share of net income (loss).